Exhibit 99.1


     Spectrum Brands Updates Guidance for Second Quarter Results


    ATLANTA--(BUSINESS WIRE)--April 6, 2006--Spectrum Brands (NYSE:
SPC) announced today that it expects second quarter 2006 fully diluted earnings per share in the range of $0.03 to $0.06 and pro forma diluted earnings per share in the range of $0.00 to $0.05, substantially below the company's previous guidance. The shortfall is largely attributable to ongoing challenges in the company's consumer battery business, where sales in North American and Europe continue to lag expectations.
    Alkaline battery sales in North America declined from prior year and fell short of expectations. Recovery of alkaline sales in North America under the "Performance Guaranteed" marketing program has been slower than anticipated. In addition, during the second quarter, several of the company's largest retail customers implemented or accelerated inventory adjustment initiatives designed to reduce their retail inventory levels, which further impacted sales. The inventory reduction programs also affected lawn and garden shipments, with a total estimated impact on second quarter battery and lawn and garden revenue of $25 to $30 million.
    European alkaline and specialty battery sales were lower than expected during the second quarter as the company's initiatives to bolster battery sales growth have been unsuccessful in offsetting a continuing unfavorable product mix shift from branded to private label batteries and accelerating pricing pressure. Furthermore, non-mass specialty stores, traditionally the company's strongest and most profitable distribution channel, have lost share to food and mass channels, further eroding Spectrum Brands' sales. The sales shortfall in the quarter, and the resulting negative impact on manufacturing cost variances, caused a reduction in operating contribution from Spectrum Brands' European/Rest of World segment.
    Commodity cost pressures, which have been a challenge throughout fiscal 2006, continued during the second quarter. Spot prices of zinc, a primary component in the manufacture of batteries, have doubled over the last twelve months, and have increased more than ten percent in the last month. Zinc prices have recently risen to new highs topping $2800 per metric ton, and the company now believes this trend is likely to continue.
    Despite the above-mentioned retailer adjustments, consumer retail purchases of most Spectrum Brands products other than consumer batteries continued to show growth during the second quarter. Retail purchases of the company's lawn and garden product offerings grew six percent this quarter versus a year ago, and its Remington portfolio is gaining market share across all categories in North America. The company expects to report global pet segment top-line sales growth of three to four percent for the quarter when compared to stand-alone results last year.
    "We entered fiscal 2006 with a plan to aggressively target integration synergies while maintaining our focus on sales growth across all product categories," said Dave Jones, Spectrum Brands' chairman and chief executive officer. "We have made significant progress in executing our integration initiatives this year, and we expect to achieve our projected synergy savings. Our lawn and garden and pet supply businesses continue to perform well. However, it is clear that we must move more aggressively to enhance company performance in light of recent trends in our North American and European battery business."
    Management is focused on a number of initiatives to streamline operations and improve profitability. In Europe these initiatives include the closure of the Ellwangen, Germany packaging center and the relocation of operations to the Dischingen, Germany battery plant, the transfer of private label battery production to the company's manufacturing facility in China, and the previously announced resizing and restructuring of sales, marketing and support functions. As a result of these measures, headcount in Europe will be reduced by 350, or approximately 24%. Total annualized savings are projected at $33 million when all actions are completed by the end of fiscal 2006.
    The company's North American sales and marketing organization has also been restructured, flattening the reporting structure and rightsizing several support functions. These new actions are expected to generate an incremental $7 million of annualized savings.
    Spectrum Brands will be entering discussions with its lenders in light of anticipated second quarter results, and will update investors when those discussions are completed. The company anticipates no problems with liquidity or ongoing cash generation.
    An investor call will be held at 11:00 a.m. EDT to further discuss today's announcement. A question and answer session will not be offered as part of today's call. On April 11, at 3:30 p.m. EDT, Kent Hussey, Spectrum Brands president and chief operating officer, will be speaking to investors at the SunTrust Robinson Humphrey 35th Annual Institutional Conference. A live webcast of both events will be made available via www.spectrumbrands.com.
    Pro forma diluted EPS referenced in this release exclude the impact of certain items detailed in the attached table, "Reconciliation of GAAP to Pro Forma EPS Guidance." Spectrum Brands management and certain investors use pro forma results of operations as one means of analyzing the company's current and future financial performance and identifying trends in its financial condition and results of operations. Spectrum Brands provides pro forma information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of on-going core operations. While management believes these pro forma results provide useful supplemental information, pro forma results are not intended to replace the company's GAAP financial results and should be read in conjunction with those GAAP results.

    About Spectrum Brands, Inc.

    Spectrum Brands is a global consumer products company and a leading supplier of batteries and portable lighting, lawn and garden care products, specialty pet supplies, shaving and grooming and personal care products, and household insecticides. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in 120 countries around the world. The company's stock trades on the New York Stock Exchange under the symbol SPC.
    Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending,
(2) changes in consumer demand for the various types of products Spectrum Brands offers, (3) changes in the general economic conditions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation, consumer spending and raw material costs, (4) the company's ability to successfully implement manufacturing, distribution and other cost efficiencies, and various other factors, including those discussed herein and those set forth in Spectrum Brands' securities filings, including the most recently filed Form 10-Q and Annual Report on Form 10-K.

Table 1
Reconciliation of Projected FY2006 Second Quarter GAAP to Pro Forma
EPS Guidance


   GAAP diluted EPS                               $0.03 - $0.06

   Discontinued operations                         0.03    0.03

   Restructuring and related charges, net of tax   0.05 -  0.07

   Gain on sale of surplus facilities             (0.11)  (0.11)

   Pro forma diluted EPS                          $0.0  -  0.05

   Weighted average shares outstanding            50.98 million



    CONTACT: Spectrum Brands, Inc., Atlanta
             Investor Contact:
             Nancy O'Donnell, 770-829-6208
             or
             Ketchum for Spectrum Brands
             Media Contact:
             Dave Doolittle, 404-879-9266
             david.doolittle@ketchum.com